Exhibit 23(a)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Xerox Corporation of our report dated August 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting of Affiliated Computer Services, Inc., which appears in the Current Report on Form 8-K of Xerox Corporation dated December 1, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
December 1, 2009